Exhibit 99.1

Treace Medical Concepts Reports Fourth Quarter and Full-Year 2024 Financial Results

PONTE VEDRA, Fla. – February 27, 2025 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities through its flagship Lapiplasty® and Adductoplasty® Procedures, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Recent Highlights

•
Revenue of $68.7 million in fourth quarter 2024 increased 10% over same period in 2023. Revenue of $209.4 million for full-year 2024 increased 12% compared to the prior year.
•
Fourth quarter 2024 net loss was ($0.5) million compared to ($6.3) million for same period in 2023. Adjusted EBITDA improved 322% to $11.1 million in the fourth quarter 2024 compared to $2.6 million for the same period in 2023.
•
Announced entry into high volume osteotomy market with Nanoplasty™ and Percuplasty™ Minimally Invasive 3D Bunion Systems. Robust R&D innovation pipeline poised to significantly expand technology and procedure offerings through 2025 and beyond.
•
New active surgeon additions of 280 for full-year 2024; ended the year with 3,135 active surgeons, a 10% increase compared to the prior year.
•
Expanded global patent portfolio now includes 97 granted patents and 88 pending patent applications.

“We continued to execute on our strategic plan, launching multiple new technologies while improving profitability, positioning us well for continued growth in 2025 and beyond,” said John T. Treace, CEO, Founder and Board Member of Treace. “We are excited to enter 2025 with our expanded bunion portfolio and look forward to delivering additional innovations to address the evolving needs of our surgeon customers, positioning us to drive further penetration in the bunion market.”

Fourth Quarter 2024 Financial Results

Revenue for the fourth quarter of 2024 was $68.7 million, representing an increase of 10% compared to $62.2 million in the fourth quarter of 2023. The increase was driven by product mix shift, increased adoption of newer technologies, an increase in bunion procedure kits sold and an increase in active surgeons.

Gross profit for the fourth quarter of 2024 was $55.5 million compared to a gross profit of $50.7 million in the fourth quarter of 2023. Gross margin totaled 80.7% in the fourth quarter of 2024, compared to 81.6% in the fourth quarter of 2023.

Total operating expenses were $55.7 million in the fourth quarter of 2024, compared to total operating expenses of $57.5 million in the fourth quarter of 2023. Decreased operating expenses in the fourth quarter of 2024 reflect improved leverage in Sales & Marketing, offset by increased share-based compensation expense, investments in product innovation, and support for other corporate initiatives.

Fourth quarter 2024 net loss was ($0.5) million, or ($0.01) per share, compared to ($6.3) million, or ($0.10) per share, for the same period in 2023. Adjusted EBITDA was $11.1 million in the fourth quarter of 2024 compared to $2.6 million for the same period in 2023. See below for additional information and a reconciliation of non-GAAP financial information.

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Full-Year 2024 Financial Results

Revenue for the full-year 2024 was $209.4 million, representing an increase of 12% compared to $187.1 million in 2023. The increase was driven by product mix shift, increased adoption of newer technologies, an increase in bunion procedure kits sold and active surgeons.

Gross profit for the full-year 2024 was $168.3 million compared to a gross profit of $151.9 million in 2023. Gross margin totaled 80.4% in 2024, compared to 81.2% in 2023.

Total operating expenses were $224.0 million in 2024, compared to total operating expenses of $203.4 million in 2023. Increased operating expenses in 2024 reflect increased share-based compensation expense, investments in product innovation, and support for other corporate initiatives.

Full-year 2024 net loss was ($55.7) million, or ($0.90) per share, compared to ($49.5) million, or ($0.81) per share, for the same period in 2023. Adjusted EBITDA was a loss of ($11.0) million in 2024, compared to a loss of ($24.4) million in 2023. See below for additional information and a reconciliation of non-GAAP financial information.

Cash, cash equivalents, and marketable securities totaled $75.7 million as of December 31, 2024. Including access to an additional $26M of cash through our existing revolver, the balance of cash, cash equivalents and marketable securities would be approximately $102 million as of December 31, 2024.The Company believes it has sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future.

Financial Outlook

The Company is providing full-year 2025 revenue guidance of $224 million to $230 million, representing growth of 7% to 10%, compared to full-year 2024.

The Company continues to expect breakeven Adjusted EBITDA for the full-year 2025.*

Webcast and Conference Call Details

Treace will host a conference call today, February 27, 2025, at 4:30 p.m. ET to discuss its fourth quarter and full year 2024 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required

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by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: revenue guidance and estimated revenue growth rates for full-year 2025; estimated quarterly revenue growth rates; sufficient balance sheet strength and flexibility to continue effectively executing on its strategic investments and growth initiatives for the foreseeable future; anticipated liquidity; Adjusted EBITDA guidance; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition and accelerating adoption of MIS osteotomy solutions; anticipated future product launches and the timing of such product launches, including the timing for full commercial availability of the Nanoplasty™ and Percuplasty™ Systems and the number and pace of new product innovations through 2025; ability to increase its procedure volumes, expand its surgeon customer base, provide a suite of technologies to address the evolving needs of bunion surgeons, and increase penetration into the bunion market; strategic investments supporting its market position and long-term outlook; ability to protect and enforce its intellectual property rights, including through its recently filed patent infringement and unfair competition suit; success in defending against infringement of its intellectual property by third parties, including its competitors; expected seasonality; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter and year ended December 31, 2024 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of bunion surgeons and address the four classes of bunions, Treace has introduced its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, the SpeedMTP™ Rapid Compression Implant for addressing

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bunions through big toe joint fusions, and two systems for minimally invasive osteotomy surgeries: the Nanoplasty™ 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction System. The Company continues to expand its footprint in the foot and ankle market with the introduction of its SpeedPlate™ Rapid Compression Implants, an innovative fixation platform with broad versatility across Lapiplasty® and Adductoplasty® procedures, as well as other common bone fusion procedures of the foot. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Vivian Cervantes

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$68,708	$62,212	$209,357	$187,118
Cost of goods sold	13,231	11,469	41,093	35,181
Gross profit	55,477	50,743	168,264	151,937
Operating expenses
Sales and marketing	36,859	39,924	147,643	140,894
Research and development	5,210	4,152	20,589	15,440
General and administrative	13,612	13,449	55,720	47,031
Total operating expenses	55,681	57,525	223,952	203,365
Loss from operations	(204)	(6,782)	(55,688)	(51,428)
Interest income	899	1,709	4,877	6,726
Interest expense	(1,314)	(1,304)	(5,256)	(5,167)
Other income, net	118	96	324	342
Other non-operating income (expense), net	(297)	501	(55)	1,901
Net loss	$(501)	$(6,281)	$(55,743)	$(49,527)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(94)	$311	$(66)	$190
Comprehensive loss	$(595)	$(5,970)	$(55,809)	$(49,337)

Net loss per share, basic and diluted	$(0.01)	$(0.10)	$(0.90)	$(0.81)
Weighted-average shares used in computing net loss per share, basic and diluted	62,340,603	61,699,336	62,112,037	60,852,153

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$11,350	$12,982
Marketable securities, short-term	64,327	110,216
Accounts receivable, net of allowance for credit losses of $1,326 and $980 as of December 31, 2024 and December 31, 2023, respectively	40,803	38,063
Inventories	39,255	29,245
Prepaid expenses and other current assets	5,667	7,853
Total current assets	161,402	198,359
Property and equipment, net	25,953	22,298
Intangible assets, net of accumulated amortization of $1,425 and $475 as of December 31, 2024 and December 31, 2023, respectively	8,075	9,025
Goodwill	12,815	12,815
Operating lease right-of-use assets	8,442	9,264
Other non-current assets	407	146
Total assets	$217,094	$251,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,522	$11,835
Accrued liabilities	7,197	10,458
Accrued commissions	10,121	10,759
Accrued compensation	6,575	7,549
Other liabilities	510	4,432
Total current liabilities	34,925	45,033
Long-term debt	53,306	53,008
Operating lease liabilities, net of current portion	15,934	15,891
Other long-term liabilities	37	37
Total liabilities	104,202	113,969
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 0 shares issued as of December 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 62,385,101 and 61,749,654 shares issued as of December 31, 2024 and December 31, 2023, respectively	62	62
Additional paid-in capital	303,004	271,973
Accumulated deficit	(189,990)	(134,247)
Accumulated other comprehensive income (loss)	97	163
Treasury stock, at cost; 23,391 and 1,218 shares as of December 31, 2024 and December 31, 2023, respectively	(281)	(13)
Total stockholders’ equity	112,892	137,938
Total liabilities and stockholders’ equity	$217,094	$251,907

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(55,743)	$(49,527)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	8,419	5,352
Provision for allowance for credit losses	2,947	434
Share-based compensation expense	30,603	17,352
Non-cash lease expense	2,349	2,461
Amortization of debt issuance costs	298	297
Amortization (accretion) of premium (discount) on marketable securities, net	(1,145)	(1,406)
Other, net	538	205
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(5,687)	(9,301)
Inventory	(10,010)	(9,848)
Prepaid expenses and other assets	2,186	(1,210)
Other non-current assets	(330)	—
Operating lease liabilities	(2,473)	(119)
Accounts payable	(1,313)	3,167
Accrued liabilities	(7,903)	7,528
Other, net	97	40
Net cash provided by (used in) operating activities	(37,167)	(34,575)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(71,579)	(169,865)
Sales and maturities of available-for-sale marketable securities	118,547	120,024
Purchases of property and equipment	(11,593)	(11,458)
Acquisition, net of cash acquired	—	(20,000)
Net cash provided by (used in) investing activities	35,375	(81,299)

Cash flows from financing activities
Proceeds from issuance of common stock from public offering, net of issuance costs and underwriting discount of $7.5 million	—	107,527
Proceeds from exercise of employee stock options	428	1,869
Taxes from withheld shares	(268)	(13)
Net cash provided by (used in) financing activities	160	109,383
Net increase (decrease) in cash and cash equivalents	(1,632)	(6,491)
Cash and cash equivalents at beginning of period	12,982	19,473
Cash and cash equivalents at end of period	$11,350	$12,982

Supplemental disclosure of cash flow information
Cash paid for interest	$4,955	$5,167
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$8	$(22)
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$66	$(190)
Unsettled matured marketable security and receivable from broker	$—	$3,000
Noncash portion of internally developed software	$—	$(11)

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(501)	$(6,281)	$(55,743)	$(49,527)
Adjustments:
Interest income	(899)	(1,709)	(4,877)	(6,726)
Interest expense	1,314	1,304	5,256	5,167
Taxes	—	—	—	—
Depreciation & Amortization	2,237	1,769	8,419	5,352
EBITDA	$2,151	$(4,917)	$(46,945)	$(45,734)
Share-based compensation expense	8,555	5,872	30,603	17,352
Acquisition-related costs	—	1,674	1,873	3,996
Restructuring costs[1]	—	—	964	—
Customer credit loss[2]	—	—	2,147	—
Litigation costs[3]	399	—	399	—
Adjusted EBITDA	$11,105	$2,629	$(10,959)	$(24,386)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits from a restructuring in June 2024.

2 Customer credit loss consists of the write-off of accounts receivable due from a customer that filed for bankruptcy during the second quarter of 2024.

3 Litigation costs related to the lawsuit the Company filed against Stryker Corporate and its subsidiary Wright Medical Technology, Inc. on October 14, 2024.

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